================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ---------------------

                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION

                             ---------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rules
    14a-6(e)(2) and 14c-5(d)(2))

[x] Definitive Proxy/Information Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                    Fred. Roeskestraat 123, P.O. Box 74763
                              1070 BT Amsterdam,
                           The Netherlands  1070 BT
                             ---------------------

                NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 13, 2000
                            ----------------------

To the Shareholders:

     An extraordinary meeting of the Shareholders (the "Extraordinary Meeting") of United Pan-Europe Communications N.V. (the "Company"), a public company organized under the laws of The Netherlands, has been called at the request of all members of the Board of Supervisory Directors. The Extraordinary Meeting will be held at the Okura Hotel, Ferdinand Bolstraat 333, Amsterdam, The Netherlands, on Monday, March 13, 2000 at 10:30 a.m., local time, in order to:

     1. Amend the articles of association of the Company to inter alia (i) split each ordinary share A, priority share, preference share A and preference share B (now with a nominal value of EUR 2.00 each) into three shares with a nominal value of EUR 1.00 each, (ii) split each ordinary share B (now with a nominal value of EUR 0.02 each) into three shares with a nominal value of EUR 0.01 each and (iii) to pay up an amount of EUR 145,201,599 on account of the share premium reserve of the Company.

     2.   To elect a new member of the Board of Management.

     Holders of record of the Company's ordinary shares A and priority shares at the close of business on February 22, 2000, will be entitled to notice of and to vote at the Extraordinary Meeting and any adjournment or postponement thereof.

     A copy of the Dutch text of the proposed amendment verbatim is deposited at the offices of the Company, located at Fred. Roeskestraat 123, P.O. Box 74763 1070 BT Amsterdam, The Netherlands 1070 BT, for inspection by registered shareholders and other persons entitled to attend meetings of shareholders of the Company. Such copy will be open for inspection (free of charge) from the date hereof until the close of the Extraordinary Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE EXTRAORDINARY MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE EXTRAORDINARY MEETING AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.


                              By Order of the Board of Management

                              Mark L. Schneider, Chairman of Board of
                              Management and Chief Executive Officer

                              Charles H.R. Bracken, Chief Financial Officer

February 18, 2000
Amsterdam, The Netherlands

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.
                    Fred. Roeskestraat 123, P.O. Box 74763
                              1070 BT Amsterdam,
                           The Netherlands  1070 BT

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors (the "Supervisory Board") of United Pan-Europe Communications N.V. (the "Company") for use at the extraordinary meeting of the Shareholders of the Company (the "Extraordinary Meeting") to be held at the Okura Hotel, Ferdinand Bolstraat 333, Amsterdam, The Netherlands, on Monday, March 13, 2000 at 10:30 a.m., local time. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Extraordinary Meeting in accordance with the directions noted thereon, or, if no directions are indicated, it will be voted in favor of the proposals described in this Proxy Statement. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board, officers and regular employees of the Company may solicit proxies in person or by facsimile, telex or telephone. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of the ordinary shares A and to UnitedGlobalCom, Inc. ("UGC") as the owner of our priority shares.

     At the close of business on February 22, 2000, the record date for the determination of shareholders entitled to notice of and to vote at the Extraordinary Meeting, there were 145,201,499 ordinary shares A outstanding, each of which is entitled to 100 votes, and 100 priority shares outstanding, each of which is entitled to 100 votes. The classes of ordinary shares A and priority shares are the only classes of capital stock of the Company outstanding and entitled to notice of and to vote at the Extraordinary Meeting. Adoption of all matters to be voted on shall require the vote of a majority of the votes cast. Abstentions, broker non-votes and invalid votes will not be counted as votes.

     This Proxy Statement and the accompanying proxy are to be first mailed to shareholders on or about February 23, 2000.


        SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of all classes of securities as of December 1, 1999, by (1) each shareholder who is known by us to own beneficially more than 5% of the outstanding ordinary shares at such date; (2) each of our Supervisory Directors and our advisor to the Supervisory Board; (3) each of our executive officers; and (4) all of our Supervisory Directors, advisors and executive officers as a group. Because Messrs. G. Schneider, Cole, M. Schneider and Riordan are directors of UGC, they may be deemed to beneficially own our shares held by UGC. They disclaim any beneficial ownership of these shares and this table does not include those shares.

                                                     Ordinary Shares A
                                                     -----------------
Beneficial Owner                                    Number    Percentage
----------------                                    ------    ----------
UnitedGlobalCom, Inc.(1)(2)                       79,924,190     55.0%
Microsoft Corporation(3)                          10,157,750      7.0
Gene W. Schneider(4)                                  31,000       *
Michael T. Fries(5)                                    3,051       *
John P. Cole, Jr.                                      1,525       *
Richard De Lange                                         ---      ---
Ellen P. Spangler(6)                                   2,805       *
Tina Wildes                                            3,051       *
Mark L. Schneider(7)                                 680,000       *
John F. Riordan(8)                                   351,220       *
Charles H.R. Bracken(9)                               41,667       *
Nimrod J. Kovacs                                         458       *
Anton H.E. v. Voskuijlen(10)                         260,938       *
All directors, director nominees and executive
officers as a group (11 persons)                   1,372,757       *

--------------------
  * Less than 1%.

(1) The figures for the percent of shares are based on 145,201,499 ordinary shares A outstanding on December 1, 1999 (after elimination of shares held by subsidiaries).
(2) Includes 2,628,407 ordinary shares A held by the stock option foundation, the board members of which are appointed by UGC, and 208,314 ordinary shares issuable upon conversion of a promissory note. In addition to the ordinary shares A listed in the table, UGC owns all of the outstanding priority shares of the Company. The address of UnitedGlobalCom, Inc. is 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, U.S.A.
(3) The address of Microsoft Corporation is One Microsoft Way, Redmond, Washington 98052, U.S.A.
(4) Includes 10,000 ordinary shares A held by the Gene W. Schneider Family Trust of which Mr. Schneider is a co-trustee. Also includes 1,000 ordinary shares A owned by his spouse.
(5)  Represents 3,051 ordinary shares A owned by Mr. Fries' spouse.
(6) Ms. Spangler holds currently exercisable options for 15,000 ordinary shares A of which options for 12,500 ordinary shares A are subject to our repurchase right, which expires March 26, 2003.
(7) Mr. M. Schneider holds currently exercisable options for 975,000 ordinary shares A of which options for 325,000 ordinary shares A are subject to our repurchase right, which expires April 1, 2001. Includes 10,000 ordinary shares A held by the Gene W. Schneider Family Trust of which Mr. M. Schneider is a co-trustee.
(8) Mr. Riordan holds currently exercisable options for 525,000 ordinary shares A of which options for 175,000 ordinary shares A are subject to our repurchase right, which expires April 1, 2001. Also includes 1,220 ordinary shares A owned by Mr. Riordan's spouse.

(9) Mr. Bracken holds currently exercisable options for 250,000 ordinary shares A of which options for 208,333 ordinary shares A are subject to our repurchase right, which expires March 15, 2003.
(10) Represents currently exercisable options for 290,000 ordinary shares A of which options for 39,062 ordinary shares A are subject to our repurchase right, which expires January 1, 2002.


                                    ITEM 1

            AMENDMENT OF THE ARTICLES OF ASSOCIATION OF THE COMPANY

     The Supervisory Board has proposed an amendment of the articles of association of the Company to inter alia (i) increase the authorised capital of the Company to EUR 1,353,000,000, (ii) split each ordinary share A, priority share, preference share A and preference share B into three shares of EUR 1.00 each, (iii) split each ordinary share B into three shares of EUR 0.01 each, and
(iv) have the increase of the nominal value of each issued and outstanding ordinary share A and each issued and outstanding priority share taken place on account of the share premium reserve of the Company.

     The holders of the priority shares have adhered to this proposal.

     The shareholders are being asked to approve the amendment and to authorise each member of the Board of Management of the Company, as well as each (deputy) civil law notary of Allen & Overy, advocates and civil law notaries in Amsterdam, to apply for the ministerial statement of no objections on the draft deed of amendment of the articles of association, to amend said draft in such a way as might appear necessary in order to obtain the statement of no objections and to execute the deed of amendment of the articles of association.

     A copy of the proposed amendment is attached.

     The absolute majority of the votes cast at the Extraordinary Meeting is required to approve the proposed amendment.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT OF THE ARTICLES OF ASSOCIATION, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

     The Company may from time to time issue additional ordinary shares pursuant to private or public equity offerings or for consideration for asset or business acquisitions.

                                     ITEM 2

                 ELECTION OF MEMBER OF THE BOARD OF MANAGEMENT

     Our general affairs and business are managed by a Board of Management, subject to the supervision of a Supervisory Board. One member of the Board of Management is to be elected at the Extraordinary Meeting. The Supervisory Board recommends the election of Anton M. Tuijten.

     Anton M. Tuijten, 37, joined UPC in September 1998 as Vice President Legal Services and was appointed General Counsel and Company Secretary of UPC in May 1999. He is also general counsel for and a member of the Management Board of chello broadband n.v. Prior to joining UPC he was General Counsel and Company Secretary of Unisource, an international telecommunications company.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" MR. TUIJTEN TO BE A MEMBER OF THE BOARD OF MANAGEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             PROPOSED AMENDMENT TO
                            ARTICLES OF ASSOCIATION

     Article 4 paragraphs 1 and 2 will read as follows:
     1. The authorised capital amounts to one billion three hundred and fifty-three million euro (EUR 1,353,000,000)
     2.   It is divided into:
          - six hundred million (600,000,000) ordinary shares A with a nominal value of one euro (EUR 1.00) each;
          - three hundred million (300,000,000) ordinary shares B with a nominal value of one eurocent (EUR 0.01) each;
          - three hundred (300) priority shares with a nominal value of one euro (EUR 1.00) each;
          - one hundred forty-nine million ninehundred ninety-nine thousand seven hundred (149,999,700) preference shares A with a nominal value of one euro (EUR 1.00) each; and
          - six hundred million (600,000,000) preference shares B with a nominal value of one euro (EUR 1.00) each.

Article 8 paragraph 1 will read as follows:
1. The price and further conditions of issuance shall be determined in the resolution to issue shares. The issue price of ordinary shares A, priority shares, preference shares A and preference shares B may be no lower than par value, without prejudice to the provision of article 80 paragraph 2, Book 2 of the Civil Code.
     The issue price of ordinary shares B may be no lower than one euro (EUR 1.00).

Article 11 paragraph 3, last sentence will read as follows:
3. In case of cancellation shall on ordinary shares B be paid, to the extent possible, the nominal amount of these shares increased by an amount of ninety-nine eurocents (EUR 0.99) at the charge of the company's share premium reserve or, provided the shareholder concerned agrees, at the charge of another reserve of the company.

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS OF
    UNITED PAN-EUROPE COMMUNICATIONS N.V. FOR THE EXTRAORDINARY MEETING OF
               SHAREHOLDERS TO BE HELD ON MONDAY, MARCH 13, 2000

The undersigned hereby constitutes and appoints Guido Winkelman and Jeremy Evans, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Extraordinary Meeting of Shareholders of UNITED PAN-EUROPE COMMUNICATIONS N.V. to be held at the Okura Hotel, Ferdinand Bolstraat 333, Amsterdam, The Netherlands, on Monday, March 13, 2000 at 10:30 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of ordinary shares A (or American Depository Shares representing ordinary shares) the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED BELOW.

          (TO BE SIGNED AND CONTINUED ON THE REVERSE SIDE.)

                               SEE REVERSE SIDE

[X] Please mark your vote as in this example.

1. To amend the articles of association of the Company, to inter alia (i) split each ordinary share A, priority share, preference share A and preference share B into three shares with a nominal value of EUR 1.00 each,
     (ii) split each ordinary share B into three shares with a nominal value EUR
     0.01 each, and (iii) to pay up a amount of EUR 145,201,599 on the account of the share premium reserve of the Company.

     [_]   FOR       [_]   AGAINST       [_]   ABSTAIN

2.   Election of Anton M. Tuijten as a member of the Board of Management:

     [_]   FOR       [_]   AGAINST       [_]   ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

SIGNATURE(S)                                   DATE  _________________________


_____________________________________________________


_____________________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

================================================================================